UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2014

_______________________

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement.

On October 23, 2014, CryoLife, Inc. (“CryoLife” or the “Company”) and Roberts Boulevard, LLC (the “Landlord”) entered into a lease (the “Lease”), pursuant to which the Company will lease approximately 24,980 square feet of office space, comprising the entire leasable area of Building B in Barrett Office Center I, which is located at 1201 Roberts Boulevard, Kennesaw GA, 30144.  The Company may use the premises for (i) general office purposes, (ii) research of medical devices and materials and associated “clean room” areas, (iii) light manufacturing and storage of medical devices and materials, and such other “permitted uses” as set forth in the Lease.

The term of the Lease commences on the later of February 1, 2015 or the date that the Landlord tenders possession of the premises to the Company (such later date, the “Commencement Date”) and terminates approximately eleven years and two months after the Commencement Date.  The Company has the option to extend the term of the Lease for up to two successive periods of five (5) years each.  Except for the first monthly rental payment, which was payable following execution of the Lease, no rent will be due under the Lease until ninety days following the Commencement Date, which is estimated to be on or about May 1, 2015 (the “Rent Commencement Date”).

The annual rent for the first twelve months following the Rent Commencement Date is $17.25 per square foot, or $430,905, which would be paid in equal monthly installments of $35,908.75.  Provided that no uncured event of default exists, the Company  is entitled to a rent abatement during the initial twenty-four months of the Lease.  Such rental concession reduces the Company’s monthly rental payments by one-half during such twenty-four month period.  The annual rent will otherwise increase after every twelve-month period during the term of the Lease, and during the final twelve-month period of the term of the Lease, the annual rent will be $22.08 per square foot, or $551,558.40, which must be paid in equal monthly installments of $45,963.20.  The Company will also be required to pay its proportionate share of any building operating expenses and real estate taxes in excess of the amounts allocable to the leased space as of the applicable base years referenced in the Lease.

The Company is permitted to make certain improvements and alterations to the premises, subject to the terms of the Lease.  Pursuant to the Lease, the Landlord will provide for a cash allowance of up to approximately $550,000 for costs incurred by the Company in connection with moving onto the premises, space planning, and the design, development, construction and installation of improvement work on the premises.

The Lease grants the Company a right of first offer and a right of first refusal to lease available space within the building adjacent to Building B, which is commonly known as “Building A,” subject to the satisfaction of certain conditions, including that no event of default exist at the time of the exercise of the applicable right.

The foregoing summary of the terms of the Lease is qualified in its entirety by reference to the complete text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 2Financial Information

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Lease, as set forth above in Item 1.01, are incorporated by reference into this Item 2.03.

Section 9Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Lease, dated October 23, 2014, by and between Roberts Boulevard, LLC, as Landlord, and CryoLife, Inc., as Tenant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: October 27, 2014	By: _/s/ D. Ashley Lee________________
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease, dated October 23, 2014, by and between Roberts Boulevard, LLC, as Landlord, and CryoLife, Inc., as Tenant